EXHIBIT 32.1

SECTION 906 CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER OF GRIDIRON BIONUTRIENTS, INC.

In connection with the accompanying Quarterly Report on Form 10-Q of Gridiron BioNutrients, Inc. for the quarter ended February 28, 2021, the undersigned, Timothy Orr, Secretary and Treasurer of Gridiron BioNutrients, Inc., does hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	such Quarterly Report on Form 10-Q for the quarter ended February 28, 2021 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)

the information contained in such Quarterly Report on Form 10-Q for the quarter ended February 28, 2021 fairly presents, in all material respects, the financial condition and results of operations of Gridiron BioNutrients, Inc.

Date: April 14, 2021	By:	/s/ Timothy Orr
President, Secretary and Treasurer (principal executive officer, principal accounting officer and principal financial officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.